PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
FIRST QUARTER ENDED MARCH 31, 2014

Fort Lauderdale, Florida
April 24, 2014

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) today announced its results for its first quarter ended March 31, 2014.
For the quarter ended March 31, 2014, net income attributable to SEACOR Holdings Inc. from continuing operations was $11.5 million, or $0.56 per diluted share, compared with $8.4 million, or $0.41 per diluted share, from continuing operations in the preceding quarter ended December 31, 2013.
A comparison of results for the quarter ended March 31, 2014 with the preceding quarter ended December 31, 2013 is included in "Highlights for the Quarter" discussion below.
For the quarter ended March 31, 2013, net loss attributable to SEACOR Holdings Inc. was $21.0 million, or $1.06 per diluted share, including a loss from continuing operations of $10.8 million, or $0.55 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating revenues for the first quarter were $129.0 million compared with $148.4 million in the preceding quarter. Operating income in the first quarter was $11.2 million compared with $18.8 million in the preceding quarter, including gains on asset dispositions of $7.7 million in the first quarter and $3.1 million in the preceding quarter.
In the U.S. Gulf of Mexico, operating revenues were $12.2 million lower in the first quarter. Time charter revenues for the Company’s liftboat fleet were $8.1 million lower primarily due to the seasonal downturn for that fleet. In keeping with past practice, the Company normally plans for the drydocking of liftboats during the winter months as the demand for the liftboat fleet is typically stronger in the summer months. During the first quarter, the number of out-of-service days attributable to the drydocking of liftboats was 349 compared with 204 in the preceding quarter, and average day rates decreased from $26,072 per day to $22,219 per day. Time charter revenues for the other vessel classes were $3.5 million lower primarily due to weaker market conditions. In overall terms, utilization was 70.6% compared with 77.9% in the preceding quarter and average day rates decreased from $18,224 per day to $17,010 per day. As of March 31, 2014, the Company had two vessels cold-stacked in the U.S. Gulf of Mexico.
In international regions, operating revenues were $7.2 million lower in the first quarter. Time charter revenues were $5.1 million lower primarily due to the conclusion of a charter for a vessel operating in Russia, the repositioning of two vessels into the U.S. Gulf of Mexico and seasonally weaker market conditions for the Company’s windfarm utility vessels. Reduced drydocking activity in West Africa, Europe and Asia partially offset the impact of these reductions. Other operating revenues were $2.1 million lower primarily due to a reduction in other contract revenue and reduced third party management fee income. Excluding windfarm utility vessels, utilization was 86.8% compared with 85.1% in the preceding quarter, however average day rates decreased from $13,250 per day to $12,561 per day.

Operating expenses were $5.3 million lower in the first quarter. Personnel costs were $1.4 million lower primarily due to reduced activity levels. Repair and maintenance and drydocking costs were higher in the U.S. Gulf of Mexico primarily due to the seasonal repair and maintenance and drydocking program for the liftboat fleet. Repair and maintenance and drydocking costs were lower in international regions primarily due to a significant reduction in drydocking activity. Insurance and loss reserve expenses were $1.6 million lower, and leased-in equipment expenses were $1.8 million lower primarily due to reduced bareboat charter-in costs in the Middle East.
Administrative and general expenses were $1.9 million lower in the first quarter primarily due to a decrease in the provision for management bonus awards and lower legal and professional fees.
In the first quarter, the total number of days available for charter for the Company's fleet, excluding wind farm utility vessels, decreased by 303 days, or 3%, primarily due to net fleet dispositions. Overall utilization, excluding wind farm utility vessels, decreased from 82.0% to 79.6% and overall average day rates, excluding wind farm utility vessels, decreased by 7% from $15,355 per day to $14,324 per day. This release includes a table presenting time charter operating data by vessel class.
During the first quarter, the Company sold five offshore support vessels and other equipment for net proceeds of $10.2 million and gains of $7.7 million, all of which was recognized currently. During the preceding quarter, the Company sold five offshore support vessels and other equipment for net proceeds of $56.7 million and gains of $14.8 million, of which $3.1 million was recognized currently and $11.7 million was deferred.
Inland River Services - Operating income was $7.4 million on operating revenues of $58.0 million in the first quarter compared with operating income of $12.3 million on operating revenues of $65.4 million in the preceding quarter.
Operating results from the dry cargo barge pool were $6.2 million lower primarily due to lower rates and reduced activity levels following the conclusion of harvest activities and poor operating conditions caused by harsh weather in the Midwest. Operating results from liquid unit tow operations were $1.5 million higher primarily due to reduced out-of-service time and lower costs associated with regulatory inspections for liquid tank barges.
Equity in losses of 50% or less owned companies in the preceding quarter included $4.4 million of losses relating to the structural failure of a terminal facility at the Port of Ibicuy, Argentina.
Shipping Services - Operating income was $11.8 million on operating revenues of $52.4 million in the first quarter compared with operating income of $5.2 million on operating revenues of $51.4 million in the preceding quarter.
Operating results for tanker operations were $6.2 million higher primarily due to minimal drydocking expenditures and no related out-of-service time. The Company has no scheduled product tanker drydockings in 2014. Operating results for harbor towing and bunkering were $1.2 million higher primarily due to an increase in harbor tug traffic and lower drydocking expenses. Operating results for short-sea transportation were $0.8 million lower primarily due to a seasonal decrease in cargo shipping demand and higher drydocking expenses.
During the first quarter, the Company expensed a $4.0 million non-refundable deposit upon the expiration of a new build construction option.
Illinois Corn Processing - Segment profit was $10.8 million on operating revenues of $58.7 million in the first quarter compared with $2.5 million on operating revenues of $46.9 million in the preceding quarter. The improvement in segment profit was primarily due to lower corn prices and higher fuel ethanol prices resulting from an industry-wide supply shortage.
Other - Segment loss was $3.9 million in the first quarter compared with segment profit of $1.3 million in the preceding quarter. The reduction was primarily due to $1.8 million of legal costs associated with litigation related to the Deepwater Horizon oil spill for which the Company has indemnified one of its 50% or less owned companies, a $0.4 million impairment charge on an aircraft in the Company's leasing portfolio, and equity in losses primarily from the Company's 50% or less owned industrial aviation services companies in Asia.

Corporate and Eliminations - Administrative and general expenses were $1.3 million lower in the first quarter compared with the preceding quarter primarily due to lower management bonus accruals, partially offset by higher legal and audit and tax accruals. In addition, the Company recorded a $3.5 million impairment charge on an aircraft.
Capital Commitments - As of March 31, 2014, the Company's unfunded capital commitments were $442.5 million and included: $94.8 million for 15 offshore support vessels; $22.8 million for 47 inland river dry cargo barges; $0.9 million for two inland river tank barges; $4.7 million for five inland river towboats; $230.2 million for three U.S.-flag product tankers; $78.7 million for one U.S.-flag articulated tug-barge; and $10.4 million for other equipment and improvements. These commitments are payable as follows: $157.3 million is payable during the remainder of 2014; $275.9 million is payable during 2015-2016; and $9.3 million is payable during 2017. This release includes a table detailing expected delivery by vessel class.
Liquidity and Debt - As of March 31, 2014, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaled $683.1 million and its total outstanding long-term debt was $880.1 million.
* * * * *
SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards, and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the past provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Operating Revenues	$310,017	$267,064
Costs and Expenses:
Operating	218,976	200,913
Administrative and general	38,077	35,645
Depreciation and amortization	33,392	33,548
	290,445	270,106
Gains on Asset Dispositions and Impairments, Net	4,678	2,015
Operating Income (Loss)	24,250	(1,027)
Other Income (Expense):
Interest income	4,043	3,167
Interest expense	(11,403)	(12,840)
Marketable security gains, net	5,070	3,995
Derivative losses, net	(237)	(2,107)
Foreign currency losses, net	(199)	(4,011)
Other, net	(3,655)	3
	(6,381)	(11,793)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	17,869	(12,820)
Income Tax Expense (Benefit)	6,375	(2,653)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	11,494	(10,167)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	2,221	(869)
Income (Loss) from Continuing Operations	13,715	(11,036)
Loss from Discontinued Operations, Net of Tax	—	(10,325)
Net Income (Loss)	13,715	(21,361)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	2,206	(373)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$11,509	$(20,988)

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$11,509	$(10,763)
Discontinued operations	—	(10,225)
	$11,509	$(20,988)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.57	$(0.55)
Discontinued operations	—	(0.51)
	$0.57	$(1.06)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$(0.55)
Discontinued operations	—	(0.51)
	$0.56	$(1.06)
Weighted Average Common Shares Outstanding:
Basic	20,109,373	19,738,930
Diluted	20,546,112	19,738,930

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Operating Revenues	$310,017	$327,861	$336,784	$315,563	$267,064
Costs and Expenses:
Operating	218,976	228,305	239,540	240,113	200,913
Administrative and general	38,077	39,522	31,463	34,718	35,645
Depreciation and amortization	33,392	33,684	33,503	33,783	33,548
	290,445	301,511	304,506	308,614	270,106
Gains on Asset Dispositions and Impairments, Net	4,678	3,957	19,230	12,305	2,015
Operating Income (Loss)	24,250	30,307	51,508	19,254	(1,027)
Other Income (Expense):
Interest income	4,043	4,802	4,280	3,218	3,167
Interest expense	(11,403)	(11,310)	(10,520)	(7,922)	(12,840)
Marketable security gains (losses), net	5,070	(3,600)	(1,149)	6,557	3,995
Derivative losses, net	(237)	(5,088)	(303)	(825)	(2,107)
Foreign currency gains (losses), net	(199)	(654)	2,230	(916)	(4,011)
Other, net	(3,655)	(89)	477	195	3
	(6,381)	(15,939)	(4,985)	307	(11,793)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	17,869	14,368	46,523	19,561	(12,820)
Income Tax Expense (Benefit)	6,375	5,441	15,984	7,975	(2,653)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	11,494	8,927	30,539	11,586	(10,167)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	2,221	193	230	7,710	(869)
Income (Loss) from Continuing Operations	13,715	9,120	30,769	19,296	(11,036)
Loss from Discontinued Operations, Net of Tax	—	—	—	—	(10,325)
Net Income (Loss)	13,715	9,120	30,769	19,296	(21,361)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	2,206	724	478	25	(373)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$11,509	$8,396	$30,291	$19,271	$(20,988)

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$11,509	$8,396	$30,291	$19,271	$(10,763)
Discontinued operations	—	—	—	—	(10,225)
	$11,509	$8,396	$30,291	$19,271	$(20,988)
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.57	$0.42	$1.52	$0.97	$(0.55)
Discontinued operations	—	—	—	—	(0.51)
	$0.57	$0.42	$1.52	$0.97	$(1.06)
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$0.41	$1.36	$0.91	$(0.55)
Discontinued operations	—	—	—	—	(0.51)
	$0.56	$0.41	$1.36	$0.91	$(1.06)
Weighted Average Common Shares of Outstanding:
Basic	20,109	20,043	19,965	19,825	19,739
Diluted	20,546	20,530	24,602	24,392	19,739
Common Shares Outstanding at Period End	20,597	20,382	20,332	20,184	20,106

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Offshore Marine Services
Operating Revenues	$129,001	$148,371	$156,198	$138,678	$124,016
Costs and Expenses:
Operating	94,043	99,320	95,113	97,581	90,031
Administrative and general	15,160	17,085	14,132	14,235	14,827
Depreciation and amortization	16,304	16,207	16,470	16,460	16,287
	125,507	132,612	125,715	128,276	121,145
Gains on Asset Dispositions	7,738	3,087	15,343	7,895	2,339
Operating Income	11,232	18,846	45,826	18,297	5,210
Other Income (Expense):
Derivative gains (losses), net	(61)	(274)	32	175	150
Foreign currency gains (losses), net	107	(49)	1,937	(833)	(3,264)
Other, net	—	(8)	—	11	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	2,641	2,988	1,527	7,694	1,313
Segment Profit	$13,919	$21,503	$49,322	$25,344	$3,409

OIBDA(1)	$27,536	$35,053	$62,296	$34,757	$21,497
Drydocking expenditures (included in operating costs and expenses)	$11,080	$11,899	$9,017	$14,804	$11,225
Out-of-service days for drydockings	635	668	635	994	645

Inland River Services
Operating Revenues	$57,959	$65,437	$52,742	$47,357	$50,077
Costs and Expenses:
Operating	39,674	42,472	38,473	35,193	36,389
Administrative and general	4,337	4,034	3,431	3,921	4,024
Depreciation and amortization	7,370	7,430	6,869	7,078	7,084
	51,381	53,936	48,773	46,192	47,497
Gains on Asset Dispositions	853	779	783	4,296	697
Operating Income	7,431	12,280	4,752	5,461	3,277
Other Income (Expense):
Foreign currency gains (losses), net	(327)	(160)	(89)	219	(137)
Other, net	(38)	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(412)	(5,320)	80	1	(2,387)
Segment Profit	$6,654	$6,800	$4,743	$5,681	$753

OIBDA(1)	$14,801	$19,710	$11,621	$12,539	$10,361

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Shipping Services
Operating Revenues	$52,401	$51,405	$48,200	$48,103	$46,476
Costs and Expenses:
Operating	26,997	32,900	28,215	29,554	26,614
Administrative and general	5,896	5,639	5,133	6,124	5,177
Depreciation and amortization	7,754	7,754	7,841	7,907	7,797
	40,647	46,293	41,189	43,585	39,588
Gains (Losses) on Asset Dispositions and Impairments, Net	—	91	3,104	114	(3,069)
Operating Income	11,754	5,203	10,115	4,632	3,819
Other Income (Expense):
Foreign currency gains (losses), net	(10)	(5)	6	(8)	(7)
Other, net	(3,933)	18	540	188	14
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	753	376	(1,413)	(403)	(1,505)
Segment Profit	$8,564	$5,592	$9,248	$4,409	$2,321

OIBDA(1)	$19,508	$12,957	$17,956	$12,539	$11,616
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$42	$5,504	$664	$2,884	$74
Out-of-service days for drydockings of U.S.-flag product tankers	—	26	5	34	1

Illinois Corn Processing
Operating Revenues	$58,656	$46,875	$52,580	$61,378	$32,849
Costs and Expenses:
Operating	47,274	38,812	52,390	59,402	34,045
Administrative and general	511	465	428	477	661
Depreciation and amortization	990	1,330	1,489	1,489	1,489
	48,775	40,607	54,307	61,368	36,195
Operating Income (Loss)	9,881	6,268	(1,727)	10	(3,346)
Other Income (Expense):
Derivative gains (losses), net	718	(3,719)	1,129	473	39
Other, net	193	—	—	—	—
Segment Profit (Loss)	$10,792	$2,549	$(598)	$483	$(3,307)

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Other
Operating Revenues	$12,992	$16,675	$27,881	$20,652	$14,324
Costs and Expenses:
Operating	11,936	15,665	26,141	18,960	14,488
Administrative and general	3,111	1,888	1,429	1,323	1,656
Depreciation and amortization	85	91	92	96	99
	15,132	17,644	27,662	20,379	16,243
Gains (Losses) on Asset Dispositions and Impairments, Net	(409)	—	—	—	1,907
Operating Income (Loss)	(2,549)	(969)	219	273	(12)
Other Income (Expense):
Derivative gains (losses), net	(733)	198	(380)	(450)	842
Foreign currency gains (losses), net	9	(21)	15	(169)	(167)
Other, net	175	(39)	(3)	—	54
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(761)	2,149	36	418	1,710
Segment Profit (Loss)	$(3,859)	$1,318	$(113)	$72	$2,427

Corporate and Eliminations
Operating Revenues	$(992)	$(902)	$(817)	$(605)	$(678)
Costs and Expenses:
Operating	(948)	(864)	(792)	(577)	(654)
Administrative and general	9,062	10,411	6,910	8,638	9,300
Depreciation and amortization	889	872	742	753	792
	9,003	10,419	6,860	8,814	9,438
Gains (Losses) on Asset Dispositions and Impairments, Net	(3,504)	—	—	—	141
Operating Loss	$(13,499)	$(11,321)	$(7,677)	$(9,419)	$(9,975)
Other Income (Expense):
Derivative losses, net	$(161)	$(1,293)	$(1,084)	$(1,023)	$(3,138)
Foreign currency gains (losses), net	22	(419)	361	(125)	(436)
Other, net	(52)	(60)	(60)	(4)	(65)
______________________

(1)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$374,790	$527,435	$332,767	$394,783	$312,977
Restricted cash	14,490	12,175	20,893	16,776	27,129
Marketable securities	29,522	24,292	25,660	27,264	22,568
Receivables:
Trade, net of allowance for doubtful accounts	203,785	215,768	211,853	188,128	172,889
Other	41,292	48,181	39,774	37,204	41,139
Inventories	24,962	27,615	25,442	22,955	31,966
Deferred income taxes	116	116	3,530	3,530	3,530
Prepaid expenses and other	8,292	6,701	10,746	11,715	8,834
Discontinued operations	—	—	—	—	384
Total current assets	697,249	862,283	670,665	702,355	621,416
Property and Equipment:
Historical cost	2,224,212	2,199,183	2,208,315	2,212,929	2,186,892
Accumulated depreciation	(894,511)	(866,330)	(835,604)	(806,672)	(785,765)
	1,329,701	1,332,853	1,372,711	1,406,257	1,401,127
Construction in progress	325,529	143,482	129,481	133,985	113,381
Net property and equipment	1,655,230	1,476,335	1,502,192	1,540,242	1,514,508
Investments, at Equity, and Advances to 50% or Less Owned Companies	456,446	440,853	365,891	293,793	299,778
Construction Reserve Funds & Title XI Reserve Funds	264,339	261,739	229,021	150,375	194,477
Goodwill	17,963	17,985	17,978	17,978	17,978
Intangible Assets, Net	11,567	12,423	13,583	14,594	15,754
Other Assets	42,241	44,615	52,394	48,996	51,576
	$3,145,035	$3,116,233	$2,851,724	$2,768,333	$2,715,487

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$49,171	$45,323	$26,973	$25,109	$15,435
Accounts payable and accrued expenses	83,296	85,477	73,063	73,185	69,008
Other current liabilities	132,190	123,619	124,788	122,434	122,125
Discontinued operations	—	—	—	—	300
Total current liabilities	264,657	254,419	224,824	220,728	206,868
Long-Term Debt	830,887	834,118	675,206	674,444	655,384
Deferred Income Taxes	456,883	457,827	437,436	421,623	422,719
Deferred Gains and Other Liabilities	145,483	144,441	133,525	115,102	116,608
Discontinued Operations	—	—	—	—	2,599
Total liabilities	1,697,910	1,690,805	1,470,991	1,431,897	1,404,178
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	374	372	372	370	369
Additional paid-in capital	1,401,294	1,394,621	1,358,273	1,347,909	1,340,875
Retained earnings	1,106,779	1,095,270	1,086,874	1,056,583	1,037,312
Shares held in treasury, at cost	(1,087,101)	(1,088,219)	(1,088,219)	(1,089,061)	(1,089,064)
Accumulated other comprehensive loss, net of tax	(929)	(1,192)	(1,809)	(4,243)	(4,321)
	1,420,417	1,400,852	1,355,491	1,311,558	1,285,171
Noncontrolling interests in subsidiaries	26,708	24,576	25,242	24,878	26,138
Total equity	1,447,125	1,425,428	1,380,733	1,336,436	1,311,309
	$3,145,035	$3,116,233	$2,851,724	$2,768,333	$2,715,487

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Offshore Marine Services
Anchor handling towing supply	18	18	18	18	19
Crew	39	42	43	45	47
Mini-supply	8	8	8	8	9
Standby safety	25	25	25	25	25
Supply	26	27	26	26	26
Towing supply	3	3	3	3	3
Specialty	9	12	12	12	11
Liftboats	15	15	15	17	20
Wind farm utility	34	34	33	32	31
	177	184	183	186	191

Inland River Services
Dry-cargo barges	1,415	1,405	1,409	1,413	1,434
Liquid tank barges	74	74	75	75	80
Deck barges	20	20	20	20	20
Towboats	32	32	31	31	31
Dry-cargo vessel	—	1	1	1	1
	1,541	1,532	1,536	1,540	1,566

Shipping Services (1)
U.S.-flag:
Product tankers	7	7	7	7	7
RORO/deck barges	7	7	7	7	7
Dry-bulk articulated tug-barge	1	1	1	1	1
Harbor tugs	24	24	24	24	22
Ocean liquid tank barges	5	5	5	5	5
Foreign-flag:
Harbor tugs	4	4	4	4	4
Very large gas carriers	3	3	3	—	—
Short-sea container/RORO	8	8	7	8	7
	59	59	58	56	53
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES (unaudited)

	2014			2015				2016				2017
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Total
Offshore Marine Services
Crew	1	3	—	1	1	2	1	1	—	—	—	—	—	10
Supply(1)	1	1	—	—	1	—	—	—	—	—	—	—	—	3
Wind farm utility	1	1	—	—	—	—	—	—	—	—	—	—	—	2

Inland River Services
Dry-cargo barges	44	3	—	—	—	—	—	—	—	—	—	—	—	47
Liquid tank barges	—	1	1	—	—	—	—	—	—	—	—	—	—	2
Towboats	1	1	1	1	1	—	—	—	—	—	—	—	—	5

Shipping Services
U.S.-flag product tankers	—	—	—	—	—	—	—	—	1	—	1	1	—	3
U.S.-flag articulated tug-barge	—	—	—	—	—	—	—	—	1	—	—	—	—	1
______________________

(1)	To be sold to SEACOR OSV Partners I LP, a 50% or less owned company, upon delivery.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Rates Per Day Worked:
Anchor handling towing supply	$24,841	$26,773	$29,008	$23,635	$26,683
Crew	8,664	8,627	8,553	7,719	7,664
Mini-supply	7,148	7,805	8,048	7,721	7,666
Standby safety	10,679	10,584	9,922	9,621	9,642
Supply	17,156	16,906	17,541	16,864	14,915
Towing supply	10,128	8,744	10,970	9,156	9,349
Specialty	19,200	31,856	37,121	24,822	12,950
Liftboats	22,219	26,072	25,001	22,062	18,573
Overall Average Rates Per Day Worked (excluding wind farm utility)	14,324	15,355	15,677	13,588	12,878
Wind farm utility	2,423	2,427	2,315	2,302	2,142
Overall Average Rates Per Day Worked	11,659	12,279	12,454	11,010	10,657

Utilization:
Anchor handling towing supply	77%	74%	75%	74%	74%
Crew	81%	84%	88%	90%	91%
Mini-supply	92%	94%	96%	97%	74%
Standby safety	88%	88%	88%	86%	88%
Supply	86%	82%	75%	83%	72%
Towing supply	92%	84%	83%	79%	100%
Specialty	47%	81%	58%	54%	25%
Liftboats	60%	73%	82%	69%	64%
Overall Fleet Utilization (excluding wind farm utility)	80%	82%	83%	82%	79%
Wind farm utility	81%	90%	95%	93%	82%
Overall Fleet Utilization	80%	84%	86%	84%	79%

Available Days:
Anchor handling towing supply	1,530	1,564	1,564	1,547	1,530
Crew	2,605	2,740	2,844	3,057	3,060
Mini-supply	540	552	552	565	630
Standby safety	2,160	2,208	2,208	2,184	2,160
Supply	1,530	1,564	1,564	1,538	1,581
Towing supply	180	184	184	182	180
Specialty	270	276	327	364	360
Liftboats	1,350	1,380	1,543	1,614	1,620
Overall Fleet Available Days (excluding wind farm utility)	10,165	10,468	10,786	11,051	11,121
Wind farm utility	2,863	2,959	2,978	2,889	2,790
Overall Fleet Available Days	13,028	13,427	13,764	13,940	13,911